Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-258026) of our report dated March 16, 2022, on our audits of the financial statements of Acurx Pharmaceuticals, Inc. (formerly Acurx Pharmaceuticals, LLC) as of December 31, 2021 and 2020 and for the years then ended, included in this Annual Report on Form 10-K of Acurx Pharmaceuticals, Inc. for the year ended December 31, 2021.

/s/ CohnReznick LLP

Parsippany, New Jersey

March 16, 2022